Exhibit 10.16

CONSULTING AND PROFESSIONAL SERVICES AGREEMENT

THIS AGREEMENT made effective the 1st day of November, 2016.

B E T W E E N:

LEVELJUMP INC.

(the “Consultant”)

OF THE FIRST PART

- and -

MEDICAL IMAGING CORP.

(the “Client”)

OF THE SECOND PART

WHEREAS:

1. The Consultant is engaged in the business of providing consulting and professional services to business enterprises in the United States, Canada and elsewhere;

2. The Client has engaged the services of the Consultant to provide advisory services and the Consultant desires to enter into this agreement with the Client:

IN CONSIDERATION of the mutual promises and agreements contained in this agreement, and other good and valuable consideration, the parties agree as follows:

1.  Services Performed

1.1

The Services to be rendered by the Consultant to the Client under this agreement shall be advisory and consulting services. Specifically the Consultant shall identify potential acquisition targets for the Client. The Consultant will perform preliminary diligence on acquisitions and handle preliminary contract negotiations for the acquisitions. The Consultant will also advise on corporate financing issues as well as provide general business advice and guidance to the CEO of the Client.

2. Applicable Charges

2.1

The charges (the "Applicable Charges") payable by the Client for the performance of the Services authorized under this agreement shall be $10,000 USD per month plus expenses. In addition, the Consultant will be entitled to bonuses of cash and/or shares to be determined by the Client as success fees for acquisitions and financings completed by the Client.

2.2

All of the Applicable Charges and Options are fully earned when paid.

3.  Confidentiality

3.1

Both parties agree to keep the terms of the herein agreement confidential, except with the consent of the other party or as required by any court order, provincial or state law and SEC rules and guidelines.

4. Assignment

4.1

Neither this agreement nor any interest in it or under any order authorized under it may be assigned or ceded in any manner by either party to it without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld.

5. Duration of Agreement

5.1

Unless otherwise terminated as provided for in paragraph 6 thereof, this Agreement shall be in full force, commencing as and from January 1, 2017, and terminating on December 31, 2018 (“Termination Date”).

6. Termination of Agreement

6.1

This Agreement may be terminated prior to the Termination Date by the Consultant on ninety (90) days written notice.

7. Notices

7.1

Wherever in this agreement it shall be required or permitted that notice be given or served by either party to or on the other, the notice shall be in writing and shall be delivered personally to the party to whom it is given or sent by prepaid, registered mail, or by fax, addressed as follows:

Leveljump Inc.

#304 – 85 Scarsdale Rd.

Toronto, Ontario

M3B 2R2

Tel:

(647) 288-1506

Fax:

(647) 288-1509

MEDICAL IMAGING CORP.

848 N. Rainbow Blvd. #2494

Las Vegas, NV, 89107

Tel: (647) 288-1508

Fax: (647) 288-1509

and each such notice shall be deemed given on the date of delivery in the case of delivery, four (4) days after mailing in the case of mail and twenty-four (24) hours after the time of transmission in the case of fax. No notice may be given by mail during a real or apprehended mail strike in Canada. This address may be changed from time to time by either party by notice as above provided.

8. Interpretation

8.1

Entire agreement and waiver. This agreement constitutes all of the agreements between the Consultant and the Client.

8.2

Interpretation. In this agreement, words importing the singular number include the plural and vice versa, words importing the masculine gender include the feminine and neuter genders.

8.3

 Applicable law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada in force therein.

9.4

Invalidity of provision. The invalidity or unenforceability of any provision of this agreement or any covenant in it shall not affect the validity or enforceability of any other provision or covenant in it and the invalid provision or covenant shall be deemed to be severable.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

LEVELJUMP INC.

Per: ______________________________

Rob Landau, President

MEDICAL IMAGING CORP.

Per: _____________________________

Name: Mitchell Geisler

Title: CEO